                                                                Exhibit 10.43



                           FALCON HOLDING GROUP, L.P.
                           FALCON HOLDING GROUP, INC.

                                SECOND RESTATED
                            SUBORDINATION AGREEMENT



                           DATED AS OF JULY 12, 1996



                       AUSA LIFE INSURANCE COMPANY, INC.
                     MONY LIFE INSURANCE COMPANY OF AMERICA

                               TABLE OF CONTENTS


                                                                                                                            PAGE
                                                                                                                            ----
1.       Definitions, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Reference to Agreements; Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.1.1            "Consolidated Holding L.P. Annualized Operating Cash Flow"  . . . . . . . . . . . . . . .   2
                 1.1.2            "Consolidated Holding, L.P. Net Income" . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.1.3            "Consolidated Holding, L.P. Operating Cash Flow"  . . . . . . . . . . . . . . . . . . . .   2
                 1.1.4            "Consolidated Holding, L.P. Total Debt" . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 1.1.5            "Financial Officer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 1.1.6            "Holder of Subordinated Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 1.1.7            "Obligor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 1.1.8            "Parent Companies"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 1.1.9            "Reorganization"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 1.1.10           "Senior Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 1.1.11           "Subordinated Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 1.1.12           "Subsidiaries"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

2.       Subordination Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.1     Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.2     Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.3     Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.4     Specific Powers in Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.5     Payments Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.6     No Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.7     Restrictions on Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.8     Restrictions on Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.9     Payment in Full  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.10    Effect of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.11    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.12    Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.13    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.14    Subordination by the Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

3.       Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.1     Organization and Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.2     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.3     Enforceability; No Legal Obstacle to Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

4.       General Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.1     Preservation of Corporate Existence, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.2     Taxes and Other Charges; Accounts Payable.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 4.2.1            Taxes and Other Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 4.2.2            Accounts Payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.3     Financial Statements and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 4.3.1            Annual Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 4.3.2            Quarterly Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 4.3.3            Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12



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

                 4.3.4            Notice of Material Litigation; Notice of Defaults, etc. . . . . . . . . . . . . . . . . .  12
         4.4     Merger and Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.5     Restrictions on Financing Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.6     No Cash Payments on Senior Subordinated Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.7     Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.8     Senior Subordinated Debt Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.9     Certain Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

5.       Information Regarding the Obligors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

6.       Continuing Agreement, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

7.       Waivers; Powers, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.1     Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.2     Consent to Note Agreement and Guaranty Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.3     Power to Modify, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.4     No Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

8.       Transfers; Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.1     Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.2     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

9.       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

10.      Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

11.      Limited Recourse Against Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

12.      Venue; Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

13.      WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

14.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17



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
                           FALCON HOLDING GROUP, L.P.
                           FALCON HOLDING GROUP, INC.

                                SECOND RESTATED
                            SUBORDINATION AGREEMENT



         This Second Restated Subordination Agreement (the "Agreement"), dated as of July 12, 1996, is among Falcon Holding Group, L.P., a Delaware limited partnership ("Holding, L.P."), Falcon Holding Group, Inc., a California corporation ("Holding, Inc."), certain Subsidiaries (as defined herein) of Holding, L.P. and Holding, Inc. set forth on the signature pages hereof and AUSA Life Insurance Company, Inc. and MONY Life Insurance Company of America (the "Purchasers").

         WHEREAS, certain of the parties hereto entered into a Subordination Agreement dated as of March 26, 1993 (the "Initial Agreement") and the Initial Agreement was restated as of December 28, 1995 (the "First Restatement"); and

         WHEREAS, the parties desire to enter into this Second Restated Subordination Agreement to reflect that certain Subsidiaries of Holding, L.P. have entered into a new Bank Credit Agreement and that additional amendments have been entered into with respect to the Telecable Note Agreement (as defined below).

         NOW, THEREFORE, the parties agree that the Initial Agreement as restated by the First Restatement is hereby amended and restated in its entirety as follows:

1.       DEFINITIONS, ETC.

         1.1     REFERENCE TO AGREEMENTS; DEFINITIONS.  Reference is made to:

                 (a) the Note Purchase and Exchange Agreement dated as of October 21, 1991 among Falcon Telecable ("Telecable"), a California limited partnership, The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, which agreement has been heretofore amended, including a Fourth Amendment to Note Purchase and Exchange Agreement dated as of July 12, 1996 (as so amended, the "Note Agreement"); and

                 (b) The Second Restated Guaranty Agreement (the "Guaranty Agreement"), dated as of July 12, 1996 and made by the Guarantors set forth therein. The Guaranty Agreement guarantees the obligations arising under the Note Agreement.

                 The Purchasers hold all of the Notes issued and outstanding under the Note Agreement. The obligations under the Note Agreement and the Guaranty Agreement are referred to herein as the "Obligations".

                 Except as the context otherwise explicitly requires, (i) the capitalized term "Section" refers to sections of this Agreement, (ii) references to a particular Section shall include all subsections thereof and
(iii) the word "including" shall be construed as "including without limitation". Capitalized terms defined in the Note Agreement are used herein with the meanings so defined. Certain other capitalized terms used in this Agreement shall have the meanings specified below:

                 1.1.1 "CONSOLIDATED HOLDING L.P. ANNUALIZED OPERATING CASH FLOW" means the product of Consolidated Holding, L.P. Operating Cash Flow multiplied by four (4).

                 1.1.2 "CONSOLIDATED HOLDING, L.P. NET INCOME" means, for any period, the net income (or loss) of Holding, L.P. and its Subsidiaries determined in accordance with GAAP on a Consolidated basis (giving pro forma effect to the results of operations for such period of any Person or other business acquired by Holding, L.P. and its Subsidiaries; provided, however, that Consolidated Holding, L.P. Net Income shall not include:

                                  (a)      the income (or loss) of any Person
(other than a Wholly Owned Subsidiary (as defined in the Bank Credit Agreement) of Holding, L.P. and Holding, Inc.) in which any of Holding, L.P. and its Subsidiaries has an ownership interest; provided, however, that Consolidated Holding, L.P. Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by any of Holding, L.P. or its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

                                  (b)      all amounts included in computing
such net income (or loss) in respect of the write-up of any asset or the retirement of any indebtedness at less than face value after December 31, 1995;

            (c)      extraordinary and nonrecurring gains or losses;

                                  (d)      the income of any Subsidiary of
Holding, L.P. (other than a Restricted Company) to the extent the payment of such income in the form of a Distribution or repayment of Indebtedness to Holding, L.P. is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary or otherwise; and

                                  (e)      any after tax gains or losses
attributable to the retained surplus assets of any Plan.

                 1.1.3 "CONSOLIDATED HOLDING, L.P. OPERATING CASH FLOW" means for the period of three consecutive months then most recently ended, the total of (a) Consolidated Holding, L.P. Net

Income plus (b) all amounts deducted in computing such Consolidated Holding, L.P. Net Income in respect of:

                              (i)     depreciation, amortization and other
         charges that are not expected to be paid in cash;

                              (ii)    interest on Consolidated Holding,
         L.P. Total Debt (including payments in the nature of interest under Capitalized Leases and Interest Rate Protection Agreements);

                              (iii) federal (but not state or local) taxes based upon or measured by income; and

                              (iv)    other non-cash charges;

         minus (c) revenues of Holding, L.P. that are not expected to be received in cash within the next twelve months to the extent included in calculating Consolidated Holding, L.P. Net Income.

                 1.1.4 "CONSOLIDATED HOLDING, L.P. TOTAL DEBT" means, at any date, all Financing Debt of Holding, L.P. and its Subsidiaries on a Consolidated basis minus the lesser of (a) cash and Cash Equivalents of Holding, L.P. and its Subsidiaries (as defined in the Bank Credit Agreement) on a Consolidated basis in accordance with GAAP or (b) $2,000,000 and minus convertible debentures originally issued by Holding, Inc. (to the extent assumed by Holding, L.P.) to Hellman & Friedman in an amount not exceeding $5,000,000.

                 1.1.5 "FINANCIAL OFFICER" means the chief financial officer, treasurer or corporate controller of Holding, Inc. in its capacity as the managing general partner of each Investor Group Company, in such Investor Group Company's capacity as the managing general partner of a borrower under the Bank Credit Agreement (or other specified Person) or a vice president whose primary responsibility is for the financial affairs of Holding, Inc. (or other specified Person) in such capacity, all of whose incumbency and signatures have been certified to the Administrative Agent by an appropriate attesting officer of Holding, Inc. (or other specified Person).

                 1.1.6 "HOLDER OF SUBORDINATED INDEBTEDNESS" means: (a) Holding, L.P., (b) Holding, Inc. and (c) each Person becoming a party to this Agreement pursuant to Section 8.1.

                 1.1.7 "OBLIGOR" means Telecable and each other Person obligated to the Purchasers under the Guaranty Agreement.

                 1.1.8 "PARENT COMPANIES" means each of Holding, L.P. and Holding, Inc.

                 1.1.9 "REORGANIZATION" means any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization or restructuring, whether by judicial proceedings or otherwise, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements, including any proceeding under Title 11 of the Bankruptcy Code or any similar law of any other jurisdiction, involving the Obligors or any guarantor of the Subordinated Indebtedness or any of their present or future Subsidiaries (as defined in the Bank Credit Agreement) or the readjustment of the respective liabilities of the Obligors or any such other Person or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Obligors or any such other Person.

                 1.1.10 "SENIOR INDEBTEDNESS" means: (a) the principal of, and premium, if any, on any indebtedness of the Obligors to any Purchaser under the Note Agreement or the Guaranty Agreement, including the indebtedness evidenced by the Notes; (b) all renewals, extensions, restructuring, refinancings and refundings of Senior Indebtedness as defined in clause (a) above; (c) all fees, costs, expenses, indemnities and other obligations payable under Note Agreement or the Guaranty Agreement, or otherwise with respect to Senior Indebtedness as defined in clauses (a) and (b) above, accrued to the date of payment, whether before or after the institution by or against the Obligors of proceedings under Title 11 of the Bankruptcy Code; and (d) all interest arising on or with respect to Senior indebtedness as defined in clauses (a), (b) and (c) above accrued to the date of payment, whether before or after the institution by or against the Obligors of a Reorganization.

                 1.1.11 "SUBORDINATED INDEBTEDNESS" means: (a) the principal of and premium, if any, and interest, fees, expenses, indemnities and other obligations arising on or with respect to all indebtedness of any Obligor to any Parent Company, including indebtedness owed by the Borrowers under the Bank Credit Agreement to Holding, L.P. described in Section 7.6.14 of the Bank Credit Agreement, (b) all obligations of any Obligor to pay management fees to any Parent Company or to reimburse any Parent Company for expenses or services,
(c) all obligations of any Obligor to issue securities upon conversion of or in exchange for any Subordinated Indebtedness as defined in clauses (a) or (b) above, (d) other investments by any Parent Company in the Obligors with required redemption, repurchase, interest or dividend obligations of the Obligors and (e) any and all claims, damages and liabilities of any nature whatsoever arising hereunder or with respect to any Subordinated Indebtedness as defined in clauses (a), (b), (c) and (d) above which the Holder of Subordinated Indebtedness may now or hereafter have against any Obligors.

                 1.1.12 "SUBSIDIARIES" means each of Falcon Cable Media, a California limited partnership, Falcon Cablevision, a California limited partnership, Falcon Community Cable, L.P., Falcon Community Ventures I Limited Partnership, Falcon Telecable, a California limited partnership, Falcon Cable Systems Company II, L.P., a California limited partnership, Falcon Telecom, L.P., a California limited partnership, Falcon Community Investors, L.P.,

Falcon Investors Group, Ltd., a California limited partnership, Falcon Media Investors Group, a California limited partnership, Falcon Telecable Investors Group, a California limited partnership, Athens Cablevision, Inc., Ausable Cable TV, Inc., Cedar Bluff Cablevision, Inc., Dalton Cablevision, Inc., Eastern Mississippi Cablevision, Inc., Falcon First, Inc., Falcon First Cable of New York, Inc., Falcon First Cable of the Southeast, Inc., Falcon First Holdings, Inc., FF Cable Holdings, Inc., Lauderdale Cablevision, Inc., Multivision Northeast, Inc., Multivision of Commerce, Inc., Plattsburg Cablevision, Inc., Scottsboro Cablevision, Inc. and Scottsboro TV Cable, Inc.

2. SUBORDINATION COVENANTS. The Obligors and each Holder of Subordinated Indebtedness covenants that, until all of the Senior Indebtedness is paid in full, each will comply with such of the following provisions as are applicable to it:

         2.1 SUBORDINATION. To the extent and in the manner provided in this Agreement, the payment of any Subordinated Indebtedness shall be expressly subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, and the Subordinated Indebtedness is hereby subordinated as a claim against the Obligors, any guarantor of the Subordinated Indebtedness or any of their respective assets to the prior payment in full of the Senior Indebtedness, in each case whether such claim be (a) in the ordinary course of business or (b) in the event of any Reorganization.

         2.2 RESTRICTED PAYMENTS. The Obligors will not make, and no Holder of Subordinated Indebtedness will receive, any payment of any Subordinated Indebtedness, whether in cash, securities or other property or by way of conversion, exchange or set-off or otherwise, and no such payment shall become due; provided, however, so long as immediately before and after giving effect thereto no Event of Default exists, that the Obligors may make Distributions permitted by Section 7.10 of the Bank Credit Agreement (as incorporated into the Note Agreements) to any Holder of Subordinated Indebtedness.

         2.3 REORGANIZATION. During the existence of any Reorganization, all Senior Indebtedness shall first be paid in full before any payment is made on account of any Subordinated Indebtedness, and in any such proceedings seeking to effect a Reorganization any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of any Subordinated Indebtedness shall be paid or delivered directly to the Purchasers for application to payment of the Senior Indebtedness, until all such Senior Indebtedness shall have been paid in full.

         2.4 SPECIFIC POWERS IN REORGANIZATION. In any proceedings with respect to a Reorganization, until all Senior Indebtedness shall have been paid in full, each Holder of Subordinated Indebtedness irrevocably authorizes the
Purchasers:

                 (a) To prove and enforce any claims on the Subordinated Indebtedness owed by any Obligors to any Holder or Subordinated Indebtedness either in the Purchasers' name or in the name of such Holder of Subordinated Indebtedness as the attorney-in-fact of such Holder of Subordinated Indebtedness;

                 (b) to accept and receive for any payment or distribution made with respect to any such Subordinated Indebtedness and to apply such payment or distribution to the payment of the Senior Indebtedness;

                 (c) To vote claims comprising any Subordinated Indebtedness and to accept or reject on behalf of such Holder of Subordinated Indebtedness any plan proposed in connection with any Reorganization; and

                 (d) To take any and all action and to execute any and all instruments reasonably necessary to effectuate the foregoing either in the Purchasers' name or in the name of such Holder of Subordinated Indebtedness as the attorney-in-fact of such Holder of Subordinated Indebtedness.

         2.5 PAYMENTS HELD IN TRUST. If, notwithstanding the foregoing, any payment or distribution of the assets of the Obligors of any kind or character in respect of the Subordinated Indebtedness (other than payments permitted by Section 2.2) shall be received, by set-off or otherwise, by any Holder of Subordinated Indebtedness before all Senior Indebtedness then outstanding is paid in full, such payment or distribution and the amount of any such set-off shall be held in trust by such Holder of Subordinated Indebtedness and promptly paid over to the Purchasers (who shall have the right to convert any such assets into cash in a commercially reasonable manner) for application (including the application of such cash and cash proceeds) to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         2.6 NO SECURITY. The Obligors shall not give, and no Holder of Subordinated Indebtedness shall demand or receive, any security, direct or indirect, for any Subordinated Indebtedness.

         2.7 RESTRICTIONS ON REMEDIES. No Holder of Subordinated Indebtedness shall, without the Purchasers' prior written consent, accelerate the maturity of, or institute proceedings to enforce, any Subordinated Indebtedness notwithstanding any provision to the contrary contained in any Subordinated Indebtedness or in any agreement or instrument relating thereto. Without limiting the generality of the foregoing sentence, no Holder of Subordinated Indebtedness shall, without the Purchasers' prior written consent commence or join with any other creditor or creditors of the Obligors in commencing any proceeding against any of the Obligors seeking to effect a Reorganization of any of the Obligors or any of their property.

         2.8 RESTRICTIONS ON ACCELERATION. Notwithstanding any contrary provision of any Subordinated Indebtedness or of any agreement or instrument relating thereto, (a) no Subordinated Indebtedness shall become or be declared to be due and payable prior to the date on which the Senior Indebtedness becomes or is declared to be due and payable and (b) if any Senior Indebtedness shall have become or been declared to be due and payable prior to its stated maturity, the Subordinated Indebtedness shall become immediately due and payable.

         2.9 PAYMENT IN FULL. For the purposes of this Agreement, no Senior Indebtedness shall be deemed to have been paid in full unless the holder thereof shall have received and have been permitted to retain cash equal to the amount thereof then outstanding and such Senior Indebtedness shall have been fully indefeasibly discharged.

         2.10 EFFECT OF PROVISIONS. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the Holders of Subordinated Indebtedness on the other hand, and such provisions shall not impair as between the Obligors and any Holder of Subordinated Indebtedness the obligation of the Obligors, which is unconditional and absolute, to pay to such Holder of Subordinated Indebtedness the principal of any Subordinated Indebtedness owed by any Obligors to such Holder of Subordinated Indebtedness and interest thereon, and all other amounts in respect thereof, nor shall any such provisions prevent any Holder of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law or under the terms of such Subordinated Indebtedness upon a default thereunder, except to the extent set forth in this Agreement.

         2.11 FURTHER ASSURANCES. The Obligors and each Holder of Subordinated Indebtedness, for itself and its successors and assigns as Holders of Subordinated Indebtedness, covenant to execute and deliver to the Purchasers such further instruments and to take such further action as the Purchasers may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

         2.12 LEGEND. The Obligors and each Holder of Subordinated Indebtedness, for itself and its successors and assigns as Holders of Subordinated Indebtedness, covenant to cause each instrument or certificate representing or evidencing any of the Subordinated Indebtedness to have affixed upon it a legend in substantially the following form:

                 "This instrument is subject to the Second Restated Subordination Agreement restated as of July 12, 1996 as from time to time in effect, among the maker, the payee,

         AUSA Life Insurance Company, Inc. and MONY Life Insurance Company of America, which among other things, subordinates the maker's obligations hereunder to the prior payment of certain obligations of the maker to the holders of Senior Indebtedness as defined therein."

         2.13 FINANCIAL STATEMENTS. Each Holder of Subordinated Indebtedness and each Obligor shall cause any financial statement describing or listing or otherwise reflecting the existence of any indebtedness included in the Subordinated Indebtedness to indicate the existence of such Subordinated Indebtedness consistent with GAAP.

         2.14 SUBORDINATION BY THE PURCHASERS. The Purchasers acknowledge and confirm that the Senior Indebtedness described herein is, pursuant to the terms of the Note Agreement and the Guaranty Agreement, subject and subordinate to the Senior Debt, as defined in the Note Agreement and the Guaranty Agreement. All rights granted herein to the Purchasers shall, to the extent applicable, be subject and subordinate to similar rights granted under separate agreements to the holders of Senior Debt.

3. REPRESENTATIONS AND WARRANTIES. In order to induce the Purchasers to consent to the transactions contemplated by the Bank Credit Agreement and to amend the Note Agreement, each Parent Company hereby represents and warrants that:

         3.1 ORGANIZATION AND BUSINESS. Holding, L.P. is a duly organized and validly existing limited partnership, in good standing under the laws of Delaware, and Holding, Inc. is a duly organized and validly existing corporation, in good standing under the laws of the State of California, in each case with all partnership or corporate power and authority necessary to
(a) enter into and perform this Agreement and (b) own its properties and carry on the business now conducted or proposed to be conducted by it. Each Parent Company has taken all partnership or corporate action required to execute, deliver and perform this Agreement. Certified copies of the partnership agreement or Charter and By-laws, as the case may be, of each Parent Company have been previously delivered to the Purchasers and are correct and complete.

         3.2 FINANCIAL STATEMENTS. Holding, L.P. has previously furnished to the Purchasers copies of the Consolidated balance sheets of Holding, L.P. and certain of its Subsidiaries for the years ended December 31, 1994 and 1995, the Consolidated statements of earnings, changes in partners' equity and cash flows for the years then ended, and the unaudited balance sheet of Holding, L.P. and certain of its Subsidiaries as at March 31, 1996, and the separate unaudited statements of earnings, changes in partners' equity and cash flows of Holding, L.P. and certain of its Subsidiaries for the three (3) month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, in the case of the unaudited statements, to year-end audit adjustments and the absence of footnotes) and fairly present the financial condition of the Persons covered thereby at the date thereof and the results of their operations for the years covered thereby. Holding, L.P. does not have any known material contingent liabilities which are not referred to in such financial statements.

         3.3 ENFORCEABILITY; NO LEGAL OBSTACLE TO AGREEMENTS. This Agreement constitutes the legal, valid and binding obligation of each Parent Company, enforceable against such Person in accordance with its terms. Neither the execution and delivery by either Parent Company of this Agreement, nor the consummation of any transaction referred to in or contemplated by this Agreement, nor the fulfillment of the terms hereof or thereof, has constituted or resulted, or will constitute or result in:

                 (a) Any breach or termination of the provisions of any agreement, instrument, deed or lease to which either Parent Company is a party or by which either Parent Company is bound;

                 (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to either Parent Company;

                 (c) The creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of either Parent Company; or

                 (d) Any redemption, retirement or other repurchase obligation of either Parent Company under any partnership agreement, Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by either Parent Company in connection with the execution, delivery and performance of this Agreement, or the transactions contemplated hereby.

4. GENERAL COVENANTS. Each Parent Company covenants that, until all of the Obligations shall have been paid in full, it will comply with the following provisions:

         4.1 PRESERVATION OF CORPORATE EXISTENCE, ETC. Each Parent Company will at all times preserve and keep in full force and effect its legal existence, rights and franchises.

         4.2     TAXES AND OTHER CHARGES; ACCOUNTS PAYABLE.

                 4.2.1 TAXES AND OTHER CHARGES. Each Parent Company will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments and other governmental charges imposed upon such Parent Company and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge, or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings (or if all such unpaid taxes, assessments, charges or claims do not exceed $100,000 in the aggregate) and if such Parent Company shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that such Parent Company will pay or bond all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefore (except to the extent such proceedings have been dismissed or stayed).

                 4.2.2 ACCOUNTS PAYABLE. Each Parent Company will promptly pay when due, or in conformity with customary trade terms, all other Indebtedness incident to the operations of such Parent Company; provided, however, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Parent Company shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

         4.3 FINANCIAL STATEMENTS AND REPORTS. Holding, L.P. will maintain a system of accounting in which full and correct entries will be made of all transactions in relation to its business and affairs in accordance with GAAP. The fiscal year of Holding, L.P. will end on December 31 in each year.

                 4.3.1 ANNUAL REPORTS. Holding, L.P. will furnish to the Purchasers as soon as available, and in any event within ninety (90) days after the end of each fiscal year, the Consolidated and Consolidating balance sheet of Holding, L.P. and its Subsidiaries as at the end of such fiscal year, the Consolidated and Consolidating statements of earnings, changes in partners' equity and cash flows of Holding, L.P. and its Subsidiaries for such fiscal year (all in reasonable detail), and together with comparative figures for the preceding fiscal year all accompanied by:

                                  (a)      Unqualified reports of Ernst &
Young, LLP (or, if they cease to be auditors of Holding, L.P., independent certified public accountants of recognized national standing reasonably satisfactory to the Purchasers), to the effect that they have audited such Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of Holding, L.P. and its Subsidiaries at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

                                  (b)      The statement of such accountants
that they have caused this Agreement to be reviewed and that in the course of their audit of Holding, L.P. and its Subsidiaries no facts have come to their attention that cause them to believe that any default exists hereunder and in particular that they have no knowledge of any default under Section 4 or, if such is not the case, specifying such default and the nature thereof. This statement is furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such default except as it relates to accounting or auditing matters within the scope of their audit.

                                  (c)      A certificate of a Financial Officer
of Holding, L.P. to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any default hereunder, or if such officer has such knowledge, specifying such default and the nature thereof, and what action the Parent Companies have taken, are taking or propose to take with respect thereto.

                                  (d)      In the event of a material change in
GAAP after the date hereof, computations, certified by a Financial Officer of Holding, L.P., reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 4 and related definitions.

                                  (e)      Computations demonstrating, as of
the end of such fiscal year, compliance with Section 7.10.4 of the Bank Credit Agreement (as incorporated into the Note Agreement) and Section 4.5.

                          4.3.2   QUARTERLY REPORTS.  Holding, L.P. will
furnish to the Purchasers as soon as available and, in any event, within sixty
(60) days after the end of each of the first three fiscal quarters of each fiscal year, the internally prepared Consolidated balance sheet of Holding, L.P. and its Subsidiaries as of the end of such fiscal quarter and the Consolidated statements of earnings, changes in partners' equity and cash flows of Holding, L.P. and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ending (all in reasonable detail), together with comparative figures for the same period in the preceding fiscal year, all accompanied by:

                                        (a)     A certificate signed by a
Financial Officer of Holding, L.P. to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of Holding, L.P. and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

                                        (b)     In the event of a material
change in GAAP after the date hereof, computations, certified by a Financial Officer of Holding, L.P., reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 5 and related definitions.

                                        (c)     Computations demonstrating, as
of the end of such fiscal quarter, compliance with Section 7.10.4 of the Bank Credit Agreement (as incorporated into the Note Agreement) and Section 4.5.

                                        (d)     A certificate signed by a
Financial Officer of Holding, L.P. to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any default hereunder, or if such officer has such knowledge, specifying such default and the nature thereof and what action the Parent Companies have taken, are taking or propose to take with respect thereto.

                          4.3.3   OTHER INFORMATION.  From time to time upon
request of any authorized officer of either Purchaser, the Parent Companies will furnish to the Purchasers such other information regarding the business, affairs and condition, financial or otherwise, of the Parent Companies as such officer may reasonably request. The authorized officers and representatives of either Purchaser shall have the right during normal business hours to examine the books and records of the Parent Companies and to make copies, notes and abstracts therefrom, for the purpose of verifying the accuracy of the reports delivered by the Parent Companies pursuant to this Section 4.3 or otherwise and ascertaining compliance with this Agreement.

                          4.3.4   NOTICE OF MATERIAL LITIGATION; NOTICE OF
DEFAULTS, ETC. The Parent Companies will promptly furnish to the Purchasers notice of the occurrence of any litigation or any administrative or arbitration proceeding to which either Parent Company may hereafter become a party which may involve any material risk of any material final judgment or liability not adequately covered by insurance or which may otherwise result in a Material Adverse Change (as defined in the Bank Credit Agreement), and notices by any lenders, trustees or investors of any defaults, acceleration of time for payment or special prepayments with respect to any other indebtedness of either Parent Company.

         4.4 MERGER AND CONSOLIDATION. The Parent Companies will not merge or enter into a consolidation; provided, however, that Holding, L.P. may convert to a successor corporation that would not result in an Event of Default immediately after such succession and that enters into assumption agreements with respect to this Agreement reasonably satisfactory to the Purchasers in all respects.

         4.5 RESTRICTIONS ON FINANCING DEBT. Neither Parent Company shall create, incur, assume or otherwise become or remain liable with respect to any Financing Debt (other than notes evidencing PIK Interest Payments, Holding, L.P. Senior Subordinated Notes and Financing Debt outstanding on the date hereof and reflected on the balance sheets referred to in Section 3.2 above) unless:

                 (a) prior to the incurrence of any such Financing Debt, the Parent Companies shall have delivered to the Purchasers a certificate signed by a Financial Officer of Holding, L.P. demonstrating that on a pro-forma basis (after giving effect to the incurrence of such Financing Debt) Consolidated Holding, L.P. Total Debt shall not on the date on which such Financing Debt is to be incurred exceed the percentage indicated in the table below of Consolidated Holding L.P. Annualized Operating Cash Flow as of the end of the most recent fiscal quarter for which financial statements have been (or are required to have been) furnished to the Purchasers in accordance with
Section 4.3.2.

         Date                                                       Percentage
         ----                                                       ----------
         Prior to March 30, 2000                                    850%

         March 31, 2000 and thereafter                              750%

                 (b) prior to the incurrence of any such Financing Debt that requires either cash interest payments at a rate exceeding 14% per annum or principal repayments or sinking fund payments prior to the final maturity date of the Notes, the Parent Companies shall have received the prior written consent of the Purchasers to the incurrence of such Financing Debt.

         4.6 NO CASH PAYMENTS ON SENIOR SUBORDINATED DEBT. Prior to September 30, 2000, neither Parent Company shall make any cash payment of principal of or interest on the Senior Subordinated Notes issued by Holding, L.P.

         4.7 TRANSACTIONS WITH AFFILIATES. Each Parent Company shall not effect any transaction with any Affiliate of a Restricted Company (other than any Restricted Company) on a basis less favorable to such Parent Company than would be the case if such transaction had been effected with a non-Affiliate.

         4.8 SENIOR SUBORDINATED DEBT AMENDMENTS AND WAIVERS. Neither Parent Company shall permit any amendment or waiver with respect to the Holding, L.P. Senior Subordinated Notes.

         4.9 CERTAIN CONSENTS. Holding, L.P. shall proceed in good faith to obtain all franchise and other consents to the transactions contemplated by the Bank Credit Agreement which consents have not been obtained on or prior to the Fourth Amendment Closing Date.

5. INFORMATION REGARDING THE OBLIGORS. Each Holder of Subordinated Indebtedness expressly acknowledges and agrees that such Holder of Subordinated Indebtedness has made such investigation as it deems desirable of the risks undertaken by such holder in entering into this Agreement and is fully satisfied that it understands all such risks. Each Holder of Subordinated Indebtedness waives any obligation which may now or hereafter exist on the part of the Purchasers or any holder of any Senior

Indebtedness to inform any Holder of Subordinated Indebtedness of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Holder of Subordinated Indebtedness undertakes to keep itself informed of such risks and any changes therein. Each Holder of Subordinated Indebtedness expressly waives (except to the extent prohibited by applicable law which cannot be waived) any duty which may now or hereafter exist on the part of the Purchasers or any holder of any Senior Indebtedness to disclose to such Holder any matter related to the business, operations, character, collateral, credit or condition (financial or otherwise) or prospects of any of the Obligors whether now or hereafter known by any Purchaser. Each Holder of Subordinated Indebtedness represents, warrants and agrees that it assumes sole responsibility for obtaining from the Obligors all information concerning the Obligations and all other information as to the Obligors and their properties or management or anything relating to any of the above as it deems necessary or desirable.

6. CONTINUING AGREEMENT, ETC. This Agreement shall be a continuing agreement, shall be irrevocable and shall remain in full force and effect until the indefeasible payment in full of the Senior Indebtedness then outstanding in accordance with the terms thereof. No action which the holders of the Senior Indebtedness or any Obligors may take or refrain from taking with respect to the Senior Indebtedness, including any amendments thereto, shall affect the provisions of this Agreement or the obligations of the Parent Companies or any Holder of Subordinated Indebtedness hereunder. No right of the Purchasers or any present or future holder of any of the Senior Indebtedness shall at any time be prejudiced or impaired by any act or failure to act on the part of the Parent Companies or by any act or failure to act, in good faith, by any Purchaser or any such holder, or by any noncompliance by the Parent Companies with the terms of this Agreement, regardless of any knowledge thereof which any Purchaser or any such holder may have or otherwise be charged with.

7.       WAIVERS; POWERS, ETC.

         7.1 SPECIFIC PERFORMANCE. The Purchasers are authorized to demand specific performance of this Agreement at any time when the Parent Companies or any Holder of Subordinated Indebtedness shall have failed to comply with any provision hereof applicable to it, and each of them irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Purchasers.

         7.2 CONSENT TO NOTE AGREEMENT AND GUARANTY AGREEMENT. The Parent Companies and each Holder of Subordinated Indebtedness acknowledge receipt from the Obligors of a correct and complete copy of the Note Agreement and Guaranty Agreement as in effect as of the date hereof, and consent to all of the provisions of the Note Agreement and Guaranty Agreement as in effect as of such date and agree that their consent is not required for any amendments, modifications or waivers of the provisions thereof.

         7.3 POWER TO MODIFY, ETC. Each Parent Company and each Holder of Subordinated Indebtedness grants, to the extent permitted by applicable law that cannot be waived, the Purchasers full power, in their sole discretion, without notice to or consent by any Holder of Subordinated Indebtedness and without in any way affecting the subordination of the Subordinated Indebtedness provided in this Agreement.

                 7.3.1 To waive compliance with any Event of Default under, and to consent to any amendment or change or any terms of, the Note Agreement or the Guaranty Agreement (each as from time to time in effect);

                 7.3.2 To grant one or more extensions or renewals of the Obligations (for any period, no matter how long), and any other indulgence with respect thereto and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors in respect of the Obligations, whether or not rights against the Obligors under this Agreement are reserved in connection therewith;

                 7.3.3 To take security in any form for the Obligations and to consent to the addition to or the substitution, exchange, release, failure to perfect or any other disposition of, and to deal in any other manner with, to the extent permitted by applicable law that cannot be waived, all or part of any property which may from time to time secure the Obligations whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Obligations and to proceed against any such guarantees in any order; and

                 7.3.4 To collect or liquidate any of the Obligations in any manner or to refrain from collecting or liquidating any of the Obligations.

         7.4 NO SUBROGATION. Until the Obligations have been indefeasibly paid in full, each Parent Company hereby agrees with the Purchasers that it waives all rights of reimbursement, subrogation, contribution, offset and other claims against the Obligors arising by contract or operation of law in connection with any payment made or required to be made by such Parent Company under this Agreement.

8.       TRANSFERS; SUCCESSORS AND ASSIGNS.

         8.1 TRANSFERS. No Holder of Subordinated Indebtedness will sell, assign, transfer or otherwise dispose of any Subordinated

Indebtedness except to another Person which shall have entered into this Agreement with the Purchasers.

         8.2 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of the Purchasers and their successors and assigns and shall be binding upon the Obligors and the Holders of Subordinated Indebtedness and their respective successors and assigns.

9. NOTICES. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy (confirmed by telephone or writing) or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address(evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

                 If to either Parent Company, to it at the address set forth on the signature page hereof;

                 If to any Restricted Company, to it at its address set forth in the Guaranty Agreement;

                 If to either Purchaser, to it at its address set forth in the Note Agreement;

or to such other address as provided by any party hereto in writing to the other parties hereto.

10. DEFEASANCE. When all Obligations have been paid, performed and determined by the Purchasers to have been indefeasibly discharged in full, this Agreement shall terminate.

11. LIMITED RECOURSE AGAINST PARTNERS. The remedies of the holders of the Obligations, including any remedy which could be exercised upon the occurrence of an Event of Default, shall be limited to the extent that none of the partners of Holding, L.P. shall have any personal liability as a general partner or limited partner of Holding, L.P. with respect to the Obligations, and in no event shall any such partner be personally liable as a general partner or limited partner for any deficiency judgment for any Obligation; provided, however, that the provisions of this Section 11 shall not impair the ability of any holder of any Obligation (a) to realize on the assets of any Obligor or any of its Subsidiaries or (b) to pursue any remedy against any guarantor of the Obligations.

12. VENUE; SERVICE OF PROCESS. Each Parent Company and each Holder of Subordinated Indebtedness, by its execution hereof:

         (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The State of New York and to the nonexclusive jurisdiction of the United States District Court for the Southern District New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, or the subject matter hereof or thereof brought by the Purchasers, any holder of Senior Indebtedness or their successors or assigns; and

         (b) Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each Parent Company and each Holder of Subordinated Indebtedness hereby agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 9 is reasonably calculated to give actual notice.

13. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARENT COMPANY AND EACH HOLDER OF SUBORDINATED INDEBTEDNESS AND THE PURCHASERS HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE PURCHASERS OR SUCH PARENT COMPANY OR ANY HOLDER OF SUBORDINATED INDEBTEDNESS IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each Parent Company and each Holder of Subordinated Indebtedness acknowledges that it has been informed by the Purchasers that the provisions of this Section 13 constitute a material inducement upon which each of the Purchasers has relied, is relying and will rely in entering into this Agreement, and that it has reviewed the provisions of this Section 13 with its counsel. The Purchasers, any Parent Company or any Holder of Subordinated Indebtedness may file an original counterpart or a copy of this Section 13 with any court as written evidence of the consent of the Purchasers, any Parent Company or any Holder of Subordinated Indebtedness to the waiver of their rights to trial by jury.

14. GENERAL. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This Agreement and the other documents referred to herein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF NEW YORK.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                         NEXT PAGE IS SIGNATURE PAGE.]

         Each of the undersigned has caused this Second Restated Subordination Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                                   FALCON HOLDING GROUP, L.P.

                                                   By:      FALCON HOLDING GROUP, INC.,
                                                            general partner


                                                            By____________________________

                                                              Title_______________________


                                                   FALCON CABLE TV
                                                   10900 Wilshire Boulevard
                                                   Fifteenth Floor
                                                   Los Angeles, CA  90024


                                                   FALCON HOLDING GROUP, INC.


                                                   By_________________________________

                                                     Title____________________________


                                                   FALCON CABLE TV
                                                   10900 Wilshire Boulevard
                                                   Fifteenth Floor
                                                   Los Angeles, CA  90024


                                                   AUSA LIFE INSURANCE COMPANY, INC.


                                                   By_________________________________

                                                     Title____________________________


                                                   MONY LIFE INSURANCE COMPANY
                                                   OF AMERICA


                                                   By_________________________________

                                                     Title____________________________





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
                                         FALCON CABLE MEDIA, A CALIFORNIA
                                           LIMITED PARTNERSHIP
                                         FALCON CABLEVISION, A CALIFORNIA
                                           LIMITED PARTNERSHIP
                                         FALCON COMMUNITY CABLE, L.P.
                                         FALCON COMMUNITY VENTURES I
                                           LIMITED PARTNERSHIP
                                         FALCON TELECABLE, A CALIFORNIA
                                           LIMITED PARTNERSHIP
                                         FALCON COMMUNITY INVESTORS, L.P.
                                         FALCON TELECOM, L.P.
                                         FALCON CABLE SYSTEMS COMPANY II, L.P.
                                         FALCON INVESTORS GROUP, LTD.,
                                           A CALIFORNIA LIMITED PARTNERSHIP
                                         FALCON MEDIA INVESTORS GROUP,
                                           A CALIFORNIA LIMITED PARTNERSHIP
                                         FALCON TELECABLE INVESTORS GROUP,
                                           A CALIFORNIA LIMITED PARTNERSHIP

                                         By:      FALCON HOLDING GROUP, INC., as
                                                  general partner, or general
                                                  partner, of each of the fore-
                                                  going Restricted Companies

                                                  By____________________________

                                                    Title_______________________

                                         FALCON FIRST, INC.

                                         By_________________________________

                                           Title____________________________

                                         ATHENS CABLEVISION, INC.
                                         AUSABLE CABLE TV, INC.
                                         CEDAR BLUFF CABLEVISION, INC.
                                         DALTON CABLEVISION, INC.
                                         EASTERN MISSISSIPPI CABLEVISION, INC.
                                         FALCON FIRST CABLE OF NEW YORK, INC.
                                         FALCON FIRST CABLE OF THE SOUTHEAST,
                                           INC.
                                         FALCON FIRST HOLDINGS, INC.
                                         FF CABLE HOLDINGS, INC.
                                         LAUDERDALE CABLEVISION, INC.
                                         MULTIVISION NORTHEAST, INC.
                                         MULTIVISION OF COMMERCE, INC.
                                         PLATTSBURG CABLEVISION, INC.
                                         SCOTTSBORO CABLEVISION, INC.
                                         SCOTTSBORO TV CABLE, INC.

                                         By_________________________________
                                           As an authorized officer of each
                                           of the foregoing corporations





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